SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

BIO-RAD LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

BIO-RAD LABORATORIES, INC.

TO BE HELD APRIL 27, 2010

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc., a Delaware corporation (“Bio-Rad” or the “Company”), will be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 27, 2010 at 4:00 p.m., Pacific Daylight Time, to consider and vote on:

(1)	The election of two directors of the Company by the holders of outstanding Class A Common Stock and five directors of the Company by the holders of outstanding Class B Common Stock;

(2)	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010; and

(3)	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on March 1, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy in the provided postage-paid envelope. Since a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed proxy will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your proxy.

All stockholders who attend the annual meeting are invited to join us for a reception immediately following the meeting.

This proxy statement and the accompanying proxy card are first being distributed to stockholders on or about April 2, 2010.

Important Notice Regarding the Internet Availability of Proxy Materials for our 2010 Annual Meeting of Stockholders to be held on April 27, 2010:

The proxy statement and annual report of

Bio-Rad Laboratories, Inc. are available at www.bio-radproxy.com.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 2, 2010

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2010

Information Regarding Proxies

Our Board of Directors is soliciting the enclosed proxy in connection with our annual meeting of stockholders to be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 27, 2010 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card are first being mailed on or about April 2, 2010 to all stockholders entitled to vote.

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. We may retain Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $6,500.

Shares for which a properly executed proxy in the enclosed form is returned will be voted at our annual meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s), and to approve those other matters that may properly come before the annual meeting at the discretion of the person named in the proxy. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the meeting in person and announcing such revocation. Attendance at the annual meeting will not, by itself, constitute revocation of a proxy.

Voting Securities

Our securities entitled to vote at the meeting consist of shares of our Class A Common Stock and Class B Common Stock, both $0.0001 par value (collectively, “Common Stock”). 22,431,168 shares of Class A Common Stock and 5,118,352 shares of Class B Common Stock were issued and outstanding at the close of business on March 1, 2010. Only stockholders of record at the close of business on March 1, 2010 will be entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of our Voting Power, as hereinafter defined, will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each respective class. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other five directors. The stockholders do not have any right to vote cumulatively in any election of directors. Under Delaware law, directors elected by each class shall be elected by a plurality of the votes in the respective class.

On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes voting separately), the affirmative vote of the holders of a majority of our Voting Power present in person or represented by proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the two directors to be elected by the holders of our Class A Common Stock, the two director nominees receiving the highest number of affirmative votes will be elected. With respect to the five directors to be elected by the holders of our Class B Common Stock, the five director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked to withhold authority with respect to the election of one or more director nominees will not be voted with respect to the director nominee(s) indicated, although it will be counted for purposes of determining the presence of a quorum. The proposal to ratify the appointment of our independent auditors must receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting in order for the proposal to be approved. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted upon.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table presents certain information as of March 1, 2010 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class
Blue Raven Partners, L.P.(3)	—	0.0%	4,060,054	79.3%
1000 Alfred Nobel Drive
Hercules, CA 94547

Ariel Investments, LLC(4)	1,484,649	6.6%	—	0.0%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601

BlackRock, Inc.(5)	1,367,656	6.1%	—	0.0%
40 East 52nd Street
New York, NY 10022

TimesSquare Capital Management, LLC(6)	1,118,145	5.0%	—	0.0%
1177 Avenue of the Americas, 39th Floor
New York, NY 10036

David & Alice N. Schwartz(7)(8)(9)(10)	3,105,487	13.8%	4,653,471	88.1%
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, CA 94547

Norman Schwartz(7)(9)(11)(12)(13)	262,120	1.2%	4,441,574	82.1%
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, CA 94547

Steven Schwartz(7)(11)(13)(14)	215,578	1.0%	4,075,442	79.6%
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, CA 94547

James J. Bennett	36,566	0.2%	47,454	0.9%

John Goetz(9)	70,731	0.3%	—	0.0%

Albert J. Hillman	6,926	0.0%	8,234	0.2%

Ted W. Love, M.D.	—	0.0%	—	0.0%

Louis Drapeau	—	0.0%	—	0.0%

Bradford J. Crutchfield(9)	35,878	0.2%	—	0.0%

Christine A. Tsingos(9)	18,365	0.1%	—	0.0%

All directors and executive officers as a group(9) (13 persons)	3,601,619	16.0%	5,090,679	91.3%

(1)	Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 14.7%; Ariel Investments, LLC 5.4%; BlackRock, Inc. 5.0%; TimesSquare Capital Management, LLC 4.1%, David and Alice N. Schwartz 28.0%; Norman Schwartz 16.9%; Steven Schwartz 15.6%; James J. Bennett 0.3%; John Goetz 0.3%; Albert J. Hillman 0.1%; Ted W. Love, M.D., 0.0%; Louis Drapeau 0.0%; Bradford J. Crutchfield 0.1%; Christine A. Tsingos 0.1%; and all directors and executive officers as a group 30.9%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.

(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.

(3)	David Schwartz, Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership, and, as such, share voting and dispositive power over the Class B Common Stock held by Blue Raven Partners.

(4)	Based solely on a Schedule 13G/A filed on March 18, 2010 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(5)	Based solely on a Schedule 13G filed on January 29, 2010 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(6)	Based solely on a Schedule 13G filed on February 9, 2010 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(7)	Includes 4,060,054 shares of Class B Common Stock held by Blue Raven Partners, L.P.

(8)	David and Alice N. Schwartz each have a one-half community property interest in these shares. Also includes 34,311 shares of Class A Common Stock held by the David and Alice N. Schwartz Charitable Remainder Unitrust of which David and Alice N. Schwartz are the sole trustees. Also includes 41,176 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which David and Alice N. Schwartz are general partners. Also, includes: 98,747 shares of Class A Common Stock held by the David Schwartz 2008 Retained Annuity Trust of which David Schwartz is the trustee and a third party is a special trustee who votes these shares; 825,208 shares of Class A Common Stock held by the David Schwartz 2009 Retained Annuity Trust of which a third party is the trustee; 98,747 shares of Class A Common Stock held by the Alice N. Schwartz 2008 Retained Annuity Trust of which Alice N. Schwartz is the trustee and a third party is a special trustee who votes these shares; and 825,208 shares of Class A Common Stock held by the Alice N. Schwartz 2009 Retained Annuity Trust of which a third party is the trustee.

(9)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of March 1, 2010, under the Company’s employee stock purchase plan and stock option agreements, as follows: David Schwartz, 162,185 Class B shares; Norman Schwartz, 292,398 Class B shares; John Goetz, 42,700 Class A shares; Bradford J. Crutchfield, 30,700 Class A shares; Christine A. Tsingos, 15,492 Class A shares, and all directors and officers as a group, 138,163 Class A shares and 454,583 Class B shares.

(10)	Includes the following total amount of shares pledged as security: 1,167,088 shares of Class A Common Stock and 41,176 shares of Class B Common Stock.

(11)	Norman Schwartz and Steven Schwartz are sons of David and Alice N. Schwartz.

(12)	Includes 11,874 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.

(13)	Includes 37,825 shares of Class A Common Stock pledged as security.

(14)	Includes 2,564 shares of Class A Common Stock and 11,874 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

I. ELECTION OF DIRECTORS

Our Board of Directors currently has seven members. The seven persons nominated are listed in the following table as the candidates nominated for the respective classes of Common Stock indicated. All are currently our directors with terms expiring as of the date of the annual meeting of stockholders or on election and qualification of their successors. David Schwartz and Alice N. Schwartz are husband and wife; Norman Schwartz is their son. No other family relationships exist among our current and nominated directors or executive officers. As husband and wife, David and Alice N. Schwartz share equally in all remuneration and other benefits accorded to either of them by us.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The persons named in the proxy intend to vote the shares subject to such proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by them for director.

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

James J. Bennett	Class B	81	Mr. Bennett retired in 2002 as our Chief Operating Officer, in which capacity he served since 1993, and as our Executive Vice President, in which capacity he served since 1996. He was our Vice President and Group Manager, Clinical Diagnostics, from 1985 to 1993, and our Vice President and Chief Operating Officer from 1977 to 1985. We believe that Mr. Bennett’s financial and business expertise gained through over 30 years as an executive and director of our Company give him the qualifications and skills to serve as a director.	1977

Louis Drapeau	Class A	66	Mr. Drapeau is currently Chief Executive Officer, Vice President and Chief Financial Officer of InSite Vision. From 2006 to 2007, he was Senior Vice President and Chief Financial Officer of Nektar Therapeutics. From 2004 to 2005 he was Acting Chief Executive Officer, and from 2002 to 2005 Senior Vice President and Chief Financial Officer, of BioMarin Pharmaceutical. From 1971 to 2002 he was with Arthur Andersen, where he was a Partner from 1983 to 2002 and Managing Partner from 1985 to 1997. He is also a Board member of Bionovo, Inc. and Intermune, Inc., and was a Board member of Inflazyme Pharmaceuticals Ltd. from 2006 to 2008. We believe that Mr. Drapeau’s financial and business expertise gained through his many years as an accountant, executive and director of various public companies give him the qualifications and skills to serve as a director.	2007

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Albert J. Hillman	Class A	78	Mr. Hillman retired from active practice as an attorney in 1996. He was Of Counsel to the law firm of Townsend and Townsend and Crew from 1995 through 2005 and a partner in the firm from 1965 to 1995, which firm serves as our patent counsel. We believe that Mr. Hillman’s financial and business expertise gained through his law practice and 30 years as a director of our Company give him the qualifications and skills to serve as a director.	1980

Ted W. Love, M.D.	Class B	51	Dr. Love is currently Executive Vice President, Research and Development at Onyx Pharmaceuticals. From 2001 to 2009, he was the President and Chief Executive Officer and a Board member of Nuvelo, Inc., and was Chairman of Nuvelo’s board of directors from 2005 to 2009. From 1998 to 2001, he was Senior Vice President of Development at Theravance, Inc. (formerly Advanced Medicine, Inc.). From 1992 to 1998, he was a research physician and Vice President of Product Development at Genentech, Inc. He is also a Board member of Santarus, Inc., ARCA biopharma, Inc., and Affymax, Inc. We believe that Dr. Love’s technical, financial and business expertise gained through his many years as a researcher, executive and director of various public companies give him the qualifications and skills to serve as a director.	2010

Alice N. Schwartz	Class B	83	Mrs. Schwartz has been retired since 1979. From 1972 to 1978 she was a Research Associate at the University of California. As a co-founder of our Company, Mrs. Schwartz has a unique and invaluable understanding of our Company’s business practices and core values. We believe that Mrs. Schwartz’s technical and business expertise gained through her many years as a researcher and as a director of our Company give her the qualifications and skills to serve as a director.	1967

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

David Schwartz	Class B	86	Mr. Schwartz has been our Chairman of the Board since 1957. He served as our President and Chief Executive Officer from 1957 through 2002. As a co-founder of our Company, Mr. Schwartz has a unique and invaluable understanding of our Company’s business practices and core values. We believe that Mr. Schwartz’s technical and business expertise gained through his service to our Company since its inception and his wide-ranging experience in our industry for over 50 years give him the qualifications and skills to serve as a director.	1957

Norman Schwartz	Class B	60	Mr. Schwartz has been our President and Chief Executive Officer since January 1, 2003. He was our Vice President from 1989 to 2002, our Group Manager, Life Science, from 1997 to 2002 and our Group Manager, Clinical Diagnostics, from 1993 to 1997. We believe Mr. Schwartz’s financial and business expertise gained through over 35 years of service with our Company, including as our President and Chief Executive Officer for over 7 years, give him the qualifications and skills to serve as a director.	1995

In addition to David Schwartz and Norman Schwartz, the following persons were our executive officers during all or part of 2009: Bradford J. Crutchfield, John Goetz, Giovanni Magni, Ronald W. Hutton, Christine A. Tsingos and Sanford S. Wadler. Bradford J. Crutchfield (age 47) was appointed Vice President and Group Manager of the Life Science Group in 2003. Previously, he held various positions within Bio-Rad since joining us in 1985, including Managing Director, Bio-Rad Microscience, and Manager of our BioMaterials Division. John Goetz (age 60) was appointed Vice President and Group Manager of the Clinical Diagnostics Group in 2000. Previously, he held various positions within Bio-Rad since joining us in 1974 including Plant Engineer, Manufacturing Manager, Division Manager, Quality Systems Division and Operations Manager of the Diagnostics Group. Giovanni Magni (age 53) was appointed Vice President and International Sales Manager in 2004. Previously, he held various positions within Bio-Rad since joining us in 1995, including Diagnostic Division Manager, Southern Europe and Diagnostics Group Operation Manager, France. Ronald W. Hutton (age 52) has been our Treasurer since 1997. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997. Christine A. Tsingos (age 51) was appointed our Chief Financial Officer in 2002 and Vice President in 2003. Previously, she was the Chief Operating Officer and Chief Financial Officer at Attest Systems, Inc., a provider of information technology asset discovery and management tools, from August 2002 to November 2002. Prior to that, Ms. Tsingos was a consultant to Attest Systems, Inc. from October 2000 to July 2002. She was the Chief Financial Officer at Tavolo, Inc., an online retailer of gourmet cookware and food, from November 1999 to September 2000, and she was Treasurer, and later Vice President and Treasurer, of Autodesk, Inc., a developer of design software, from May 1990 to November 1999. Sanford S. Wadler (age 63) has been our General Counsel and Secretary since 1989 and was appointed Vice President in 1996. Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

The Board of Directors recommends that you vote FOR the above-named director nominees for the class or classes of Common Stock that you hold.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. Because we are a “controlled company”, as explained below, our Board of Directors has no nominating committee or other committees performing similar functions. During 2009, our Board of Directors held a total of 10 meetings (including regularly scheduled and special meetings) and except for Ruediger Naumann-Etienne, no director attended fewer than 75% of such meetings and meetings of any committee on which such director served.

Controlled Company

Because the Schwartz family holds more than 50% of the voting power for the election of our Board of Directors, we are a “controlled company” for purposes of the New York Stock Exchange listing standards.

Independent Directors

Louis Drapeau, Albert J. Hillman and Ted W. Love, M.D., are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Audit Committee

During 2009 our Audit Committee was composed of Louis Drapeau, Albert J. Hillman and Ruediger Naumann-Etienne. Mr. Naumann-Etienne resigned from the Audit Committee on December 4, 2009. Ted W. Love, M.D. joined the Audit Committee on March 24, 2010. All three Audit Committee members are “independent” directors as stated above, and each is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board of Directors has determined that Louis Drapeau is a financial expert. The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee met 9 times in the year 2009. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

Compensation Committee

Our Compensation Committee consisted of two directors, Albert J. Hillman and Ruediger Naumann-Etienne, and met 2 times in 2009. Mr. Naumann-Etienne resigned from the Compensation Committee on December 4, 2009. Louis Drapeau joined the Compensation Committee on March 24, 2010. Our Compensation Committee reviews and approves our executive compensation policies. Our Compensation Committee does not have a charter. A more complete discussion of the Compensation Committee’s duties and functions is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating Committee Functions

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Each member of our Board of Directors participates in the consideration of director nominees. Albert J. Hillman, Ted W. Love, M.D. and Louis Drapeau are all “independent” directors, as stated above; James J. Bennett, David Schwartz, Alice N. Schwartz and Norman Schwartz are not. However, because we are a “controlled company” as stated above, we are not required to have a standing nominating committee comprised solely of independent directors.

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the Board of Directors.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to be considered for inclusion in next year’s proxy statement, any such nominations must be properly submitted by December 3, 2010.

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. Qualifications for Directors include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations. Our Board of Directors may also review the composition and qualification of the boards of our competitors, and may seek input from industry experts or analysts. Our Board of Directors reviews the qualifications, experience and background of the candidates, and considers diversity in these areas among all the Board members. In making its determinations, our Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included on the attached proxy card was recommended for inclusion by all of the other members of our Board of Directors.

Board Leadership and Risk Oversight

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Our Board of Directors has determined that having Norman Schwartz serve as Chief Executive Officer and David Schwartz serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure permits the Chief Executive Officer and the Chairman of the Board to focus on the management of our day-to-day operations and the oversight of the Board’s activities, respectively.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board of Directors believes an effective risk management system will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or the relevant Board committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making. Our entire Board of Directors oversees general risk management of the Company and continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board of Directors also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. In addition, our Audit Committee focuses on oversight of the financial risks of the Company. We believe that the leadership structure of our Board of Directors supports effective oversight of the Company’s risk management.

Communications with the Board of Directors

Individuals, including stockholders, may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors or independent directors as a group, by the following means:

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

Attention: Corporate Secretary

The Corporate Secretary will promptly forward all such communications to the Chairman of the Board. Louis Drapeau presides over the meetings of non-management directors or independent directors as a group.

Availability of Documents

Our Audit Committee Charter, Code of Business Ethics and Conduct and Corporate Governance Guidelines are available at the Investor Relations section of our Web site, www.bio-rad.com.

Board of Directors’ Policy Regarding Board Members’ Attendance at Annual Meetings

Every member of our Board of Directors is expected to attend our annual meeting of stockholders in person, absent extraordinary circumstances such as a personal emergency. Six of our directors attended last year’s annual meeting of stockholders in person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009 our Compensation Committee was composed of Albert J. Hillman and Ruediger Naumann-Etienne. Mr. Naumann-Etienne resigned from the Compensation Committee on December 4, 2009. Louis Drapeau joined the Compensation Committee on March 24, 2010. No member of our Compensation Committee was at any time during 2009 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during 2009.

TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which we are a participant and in which any of our directors, executive officers, 10% stockholders or their family members have a direct or indirect material interest. Our Management Guidelines provide that any transaction proposed, initiated or approved by our employees that poses an actual or potential conflict of interest requires the prior written approval of our Chief Executive Officer. In addition, our Board or certain executive officers, depending on the dollar value of the transaction, review and approve all material transactions through the expenditure approval procedures set forth in the Management Guidelines. Our Code of Business Ethics and Conduct, which applies to all of our directors, officers, employees, and in some cases, their family members, prohibits arrangements, agreements and acts which are, or may give the impression of being, conflicts of interest with us. In addition, each quarter we require our regional managers and financial officers to sign and send a written representation letter to the corporate financial reporting group wherein they are asked to disclose any related party transactions of which they are aware. Also, each year we require our directors and executive officers to complete a questionnaire which, among other things, identifies transactions or potential transactions with us in which a director or an executive officer or one of their family members or associate entities has an interest.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives and Philosophy

Our named executive officers are: Norman Schwartz, President and Chief Executive Officer; Christine Tsingos, Vice President and Chief Financial Officer; David Schwartz, Chairman of the Board; John Goetz, Vice President and Group Manager of the Clinical Diagnostics Group; and Bradford J. Crutchfield, Vice President, Group Manager of the Life Science Group. We maintain various compensation programs for our named executive officers. Our executive compensation program, taken as a whole, has several objectives. The overriding objective of our executive compensation program is to attract, retain, motivate and develop the types of employees and executives who will move our business forward. We also want our executive compensation program to align the interests of the executives with the interests of the Company and its shareholders. Finally, we want to reward our executives for business achievements and satisfaction of corporate objectives without creating risks which could have a material adverse effect on the Company.

In developing our overall executive compensation program and in setting individual pay levels for the named executive officers, we strive to meet the following goals:

•	To pay salaries that are competitive in our industry and our geographical market.

•	To use executive pay practices that are commonly found in our industry, as appropriate.

•	To pay salaries and award merit increases on the basis of the individual executive’s performance and contributions and the value of the executive’s position within our organization.

•	To maintain a ‘pay for performance’ outlook, particularly in our incentive programs.

•	To manage risk taking by incorporating objective company performance targets into our incentive programs.

Our executive compensation program is designed to reward our executives for Company and individual performance. Because we feel that each of our named executive officers provides unique services to us, we do not use a fixed relationship between base pay, annual performance-based cash bonus payments and equity awards. When we make our final decisions about a named executive officer’s total compensation package for a year, we look at the three elements of compensation (base pay, potential performance-based bonus payments and equity awards) individually and as a complete package. We do not take into account amounts that a named executive officer may have realized with respect to a prior year as a result of performance-based bonus payments or stock option exercises when we establish pay levels and goals for the current year. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete for executive talent.

The Components of Our Executive Compensation Program

To achieve the above goals, we have created an executive compensation program which consists of base pay, a short term cash performance-based program pursuant to the Incentive Bonus Plan, or IBP, and an equity grant program. We use this mix of compensation types for a variety of reasons:

•	These types of programs, as a package, are typically offered by the types of companies from which we typically seek executive talent.

•	These programs, as a package, provide an immediate and a long term incentive for the executive officers, thereby helping to align the executives’ interests with those of the Company.

•	These programs, as a package, provide the executives with short and long term rewards.

•	We apply differing performance goals to the various types of rewards to help motivate the executives to accomplish separate and diverse corporate and individual goals.

•	Diverse programs and targets help manage risk taking.

We also provide executives with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance, tax qualified profit sharing plan contributions and group term life insurance. We do not provide the executives with any benefits that are not generally available to other full-time professional employees.

We believe that our executive compensation program, taken as a whole, is a cost-effective method of providing competitive pay to our named executive officers.

Our Process for Setting Executive Compensation

Our Human Resources Department provides various types of compensation information to the President/Chief Executive Officer and to the Compensation Committee for their consideration and reference in the evaluation and eventual determination of each executive’s total compensation package. The Compensation Committee’s focus is on the compensation of the Chairman of the Board and the President/Chief Executive Officer. The President/Chief Executive Officer determines the compensation for the officers who directly report to him, including three of the named executive officers. Our process for setting executive compensation is described below.

Base Pay

In connection with setting levels of base pay, our Human Resources Department reviews independently published surveys of executive compensation levels which cover over 1,000 U.S. based companies, varying in size and industry and prepares a report summarizing their findings. In 2009 we looked at the Radford Executive Survey, which provides data for vice president-and-above-level positions from a wide range of technology sub-industries, and the SIRS Executive Compensation Survey, which provides information for executive positions focusing on engineering, program management and research development jobs in the life sciences, consumer products and high technology industries. From this information, we determine the market median salary for each executive position and establish a guideline range from 80% to 120% of the median for each position. In addition, we look at the compensation of a smaller group of companies in industry sectors in which we compete to provide additional guidance in setting base pay. This group consists of the companies in our peer group, which is discussed below under the section titled “Incentive Bonus Plan (Cash Based Incentive Program).” Our Human Resources Department reviews this information with the President/Chief Executive Officer, and with respect to the Chairman and President/Chief Executive Officer directly with the Compensation Committee, who then decide if the individual base pay levels of executives need to be adjusted within the guideline ranges. Our Compensation Committee does not see any of the individual companies in the surveys, except for the companies mostly within our peer group with respect to our President/Chief Executive Officer’s base pay. Other factors considered in determining base pay are:

•	The financial position of the Company compared to the previous year

•	General economic conditions both nationally and in the local market of our corporate office

•	The executive’s achievement of individual performance goals established for the year; and

•	Where the executive’s current base pay falls within the pay range guidelines.

Based on all of the factors outlined above, as well as the market data, the Compensation Committee, in the case of the President/Chief Executive Officer and the Chairman, and the President/Chief Executive Officer, for the other named executive officers, determine the named executive officer’s base pay for the following year, and thus any of these criteria could materially impact the named executive officer’s base pay.

Incentive Bonus Plan (Cash Based Incentive Program)

All of our named executive officers, except David Schwartz, participate in our company-wide annual cash bonus program, which is known as the Incentive Bonus Plan, or IBP. The plan, which covers all of the named executive officers, except David Schwartz, as well as other employees, operates on a calendar year basis. Prior to the beginning of the year, metrics in three areas of achievement are created and approved by executive management. In 2009 these metrics were targets for the following measures: sales, direct contributions from operations, and cash flow goals. We have the ability to modify the goals after the beginning of a year, particularly in response to an unforeseen change in business conditions that makes an established goal irrelevant or inappropriate, subject to the approval of our Chief Executive Officer. Other than adjustments to account for the effect of foreign currency, we did not modify the goals for 2009. For our named executives, these metrics are applied at the company-wide level and/or at the division level. We believe these metrics promote a strong link between employee contribution and overall company performance. By rewarding employees for meeting and exceeding sales, profitability, business and/or asset goals, we motivate them to improve the Company’s performance.

The IBP makes a payout only if threshold levels in sales and/or direct contributions are satisfied. If the sales and/or direct contributions goal is met, the named executive officers as well as other IBP participants receive a payment indexed to a percentage of their base pay, based on the achievement relative to each of the established metrics. The percentage of base pay which can be awarded varies based upon job position/salary grade. In 2009 the target bonuses for our named executives ranged from 45% to 70% of their base pay. The payments under this program can be as much as twice the target bonus, but the named executive officers (as well as the other people who participate in the IBP) will not receive this benefit unless we meet the minimum required performance goals. With respect to bonuses awarded for 2009, our named executives achieved between 69% and 109% of their base pay. Payments are typically made during the first quarter of the following year. We have no policy regarding the adjustment or recovery of IBP awards in the event that an accounting restatement results in corporate goals not being satisfied.

We establish the target bonus levels, in part, by reviewing competitive market data of companies in our peer group. The target bonus levels for our named executives in 2009 are set forth in the table, “Grants of Plan-Based Awards Table.”

In order to determine which companies to include in our peer group, we look for companies that are comparable to ours in at least two of a number of ways including:

•	Companies in our industry

•	Companies whose size is similar to ours as measured by sales, market capitalization or asset base

•	Companies who are in our geographic proximity

•	Companies with whom we compete for employee talent

•	Manufacturing companies

•	U.S. based public companies

The companies we currently consider comprising our peer group are Affymetrix, Life Technologies, Beckman Coulter, Becton Dickinson, Biogen Idec, Genentech, Meridien BioScience, Millipore, Perkin-Elmer, Qiagen, Sepracor, Sigma Aldrich, Thermo Fisher Scientific, Varian and Boston Scientific.

Our Company has made discretionary bonus payments to employees. No such payments were made to any of the named executive officers in the last five years except to David Schwartz in lieu of his participation in the IBP in 2008 and 2009, as set forth in the “Summary Compensation Table.” These payments were made in recognition of his services to our Company.

Equity Compensation

Another key component of our executive compensation program is equity grants. We make grants of restricted stock, restricted stock units and options to purchase our stock to the named executive officers, as well as other employees, under our 2007 Equity Incentive Plan.

In 2009, we granted non-qualified stock options and restricted stock units to our named executive officers. We generally grant options to purchase Class A Common Stock and Class A Common restricted stock or restricted stock units to all named executive officers, except for David Schwartz and Norman Schwartz who have received options to acquire Class B Common Stock and Class B Common restricted stock and restricted stock units. The holders of Class B Common Stock have certain preferential voting rights, as described in the section titled “Voting Securities” above. David Schwartz and Norman Schwartz receive options to acquire Class B Common Stock and Class B Common restricted stock or restricted stock units because the Schwartz family has, and plans to retain, a controlling interest in our Company through its ownership of Class B Common Stock. All options have an exercise price equal to fair market value on the date of grant, except for incentive stock options, or ISOs, granted in previous years to David Schwartz and Norman Schwartz, which have an exercise price equal to 110% of fair market value on the date of grant as required by IRC Section 422(c)(5). Options granted to named executive officers generally vest on a five year basis, at a rate of 20% of the option grant on each anniversary date of the grant. All of the options have a ten year term, except for ISOs granted to David Schwartz and Norman Schwartz which are limited to a five year term under IRC Section 422(c)(5). All options granted prior to 2006 are fully vested as of the date of this report. Restricted stock units granted to our named executives in 2009 vest on a five year basis at a rate of 20% per year beginning one year from the grant date. We granted a combination of restricted stock units and stock options to our named executive officers to align ourselves with current market equity compensation practices.

Our process for granting equity to named executive officers has been as follows: first we conduct a general review of certain market information provided by outside independent equity compensation surveys, which cover large numbers of U.S. companies varying in size and industry. In 2009 we looked at the Radford Executive Survey. Next we consider the size of the equity pool, which contains a number of shares that approximates a percentage of our outstanding shares as of the prior year, which in recent years has been up to 1.2% and in 2009 was 0.65%. The amount of equity available for grant to all eligible employees, including our named executive officers, is generally limited by the size of this equity pool. Subject to this limitation and based on the market information, our Human Resources Department creates equity grant recommendations, which provide a range of potential option grants based on job position/salary grade, including for the positions of our named executives.

Using the equity grant recommendations created by our Human Resources Department upon review of the survey data, and considering individual performance, management suggests an allocation of the equity pool among all eligible employees to the Compensation Committee. The Compensation Committee reviews the suggested allocation of awards and makes a recommendation to the entire Board of Directors. Based on the Compensation Committee’s recommendation, the Board of Directors makes its own determination as to the size of the grants to individuals. The Board provides the approved equity grant and pricing information to the Chief Executive Officer/President for implementation. The Board of Directors met and approved the 2009 equity grants to our executives on June 10, 2009, which was the grant date. The equity grants for our named executives in 2009 are set forth in the table, “Grants of Plan-Based Awards Table.”

We believe that the grant of restricted stock, restricted stock units and fair market value stock options provides benefits to both the Company and the executive. We benefit because:

•	The restricted stock, restricted stock units and the options help to align the executive’s financial interest with the Company’s and the shareholders’ interests.

•	The restricted stock, restricted stock units and options help us retain the executives in a competitive market.

The executives benefit because:

•	They can realize additional income if our shares increase in value.

•	With respect to options, they have no personal income tax impact until they exercise the options.

We do not maintain any equity ownership guidelines for our named executive officers. We have no corporate policy regarding an executive’s hedging of their Company shares.

Other Compensation

The Company provides its executive officers with the following benefits that are also available to all of its regular status employees:

401(k) Plan. The Company offers to all regular status employees the opportunity to participate in a 401(k) Profit Sharing Plan. The 401(k) Profit Sharing Plan permits eligible employees of the Company to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company also provides a discretionary profit sharing contribution to all regular status employees with more than one year of service. The Profit Sharing contribution is made on a quarterly basis and is subject to certain limitations imposed by the Code. The Profit Sharing contribution is subject to a three year cliff vesting schedule. Each of our named executive officers received a contribution in the amount of $12,250 from the Company in 2009.

Health and Welfare Benefits. The Company’s healthcare, disability insurance, and other welfare and employee-benefit programs are the same for all eligible regular status employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid 80% of the premiums associated with these programs on behalf of all of its regular status employees and their dependents in 2009.

Term Life Insurance. In addition to the forgoing, the Company also provides all regular status employees with term life insurance coverage of two times annual salary up to a maximum of $500,000.

We have no employment agreements with our named executive officers, and therefore, there are no individual written agreements that would provide them with additional perquisites. There are no formal or informal corporate policies that provide benefits (that are not integrally and directly related to the performance of the executive’s duties) to our named executive officers which are not available to the general employee population.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

The Compensation Committee may consider the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers as a result of company operations for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007:

Name and Prinicipal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)³	All Other Compensation ($)[4]	Total ($)
Norman Schwartz	2009	726,988	—	904,560	1,467,753	788,712	14,661	3,902,674
President and Chief Executive Officer	2008	690,450	—	1,106,000	1,764,101	559,212	13,822	4,133,585
	2007	628,465	—	937,500	1,530,716	560,847	13,513	3,671,041

Christine A. Tsingos	2009	407,373	—	74,270	87,383	284,097	13,423	866,555
Vice President and Chief Financial Officer	2008	377,180	—	88,000	102,296	197,043	12,032	776,551
	2007	357,680	—	75,320	91,829	212,781	11,782	749,392

David Schwartz	2009	540,065	208,000	125,885	131,675	—	20,215	1,025,840
Chairman of the Board	2008	520,065	208,000	147,762	163,926	—	19,170	1,058,923
	2007	520,065	234,000	125,250	150,274	—	18,882	1,048,471

John Goetz	2009	513,642	—	89,124	101,946	412,467	16,412	1,133,591
Vice President	2008	470,834	—	102,960	119,346	298,644	15,227	1,007,011
	2007	443,834	—	88,124	107,134	300,654	11,250	950,996

Bradford J. Crutchfield	2009	446,588	—	89,124	101,946	307,543	12,250	957,451
Vice President	2008	396,219	—	102,960	119,346	106,795	11,627	736,947
	2007	372,680	—	88,124	107,134	178,390	11,377	757,705

[1]

The amounts included in the “Bonus” column represent discretionary bonus payments made to David Schwartz in 2008, 2009 and 2010 in lieu of his participation in the IBP in 2007, 2008 and 2009, respectively. These payments were made in recognition of his services to our Company, including his contribution to our purchase of DiaMed Holding AG in 2007.

[2]

The amounts reported under “Stock Awards” and “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, excluding the effects of estimated forfeitures. We based the fair value of stock awards on the market price of the shares awarded on the grant date. We calculated the value of stock option awards using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option awards may be found in Note 8 to the Company’s audited financial statements included in our Annual report on Form 10-K for the year ended December 31, 2009 and filed with the Securities and Exchange Commission on February 26, 2010. The Securities and Exchange Commission’s disclosure rules previously required that we present stock award and option award information for 2008 and 2007 based on the amount recognized for financial statement reporting purposes. Effective for 2010, the Securities and Exchange Commission’s rules require that stock award and option award amounts reflect their grant date values. For this reason, the amounts reported in the above table for stock awards and option awards in 2008 and 2007 differ from the amounts previously reported in our Summary Compensation Table for those years. Please see the “Grants of Plan-Based Awards Table” for more information regarding equity awards granted during fiscal year 2009.

[3]

“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the IBP with respect to performance during the 2007, 2008 and 2009 fiscal years, respectively. Further information about the IBP can be found in the text in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” Amounts earned in 2007 were paid during fiscal year 2008, amounts earned in 2008 were paid during fiscal year 2009 and amounts earned in 2009 were paid in fiscal year 2010.

[4]

“All Other Compensation” represents: contributions to each of our named executive officers of $11,250 in 2007, $11,500 in 2008 and $12,250 in 2009 to our tax qualified profit sharing plan; and term life insurance costs paid on behalf of certain named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to named executive officers in 2009 (the named executive officers participate in both a cash based incentive program and an equity program):

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
		Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]
Norman Schwartz	—	36,346	508,846	1,017,692
	6/10/2009				12,000			904,560
	6/10/2009					37,000	75.38	1,467,753
Christine A. Tsingos	—	20,365	183,288	366,577
	6/10/2009				1,000			74,270
	6/10/2009					3,000	74.27	87,383
David Schwartz	—	—	—	—
	6/10/2009				1,670			125,885
	6/10/2009					5,000	75.38	131,675
John Goetz	—	25,679	256,788	513,577
	6/10/2009				1,200			89,124
	6/10/2009					3,500	74.27	101,946
Bradford J. Crutchfield	—	22,326	223,262	446,523
	6/10/2009				1,200			89,124
	6/10/2009					3,500	74.27	101,946

[1]

These amounts represent threshold, target and maximum amounts that could have been earned for fiscal year 2009 pursuant to the IBP. Actual amounts earned for fiscal year 2009 are included in the “Summary Compensation Table” above. A detailed description of our Cash Based Incentive Program is discussed above in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan.”

[2]

Represents restricted stock unit grants made under our 2007 Incentive Award Plan. Restricted stock units granted vest over a five-year period at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[3]

Represents the grant of non-qualified stock options made under our 2007 Incentive Award Plan. Option awards have a ten-year term and vest over five years at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[4]	The exercise price of Class A and Class B option awards is the closing price of the Company’s stock on the grant date.

[5]

The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column are the full grant date fair values of the awards determined in accordance with FASB ASC Topic 718 Compensation – Stock Compensation. The valuation assumptions used in determining these amounts are described in Note 8 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2009:

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested (#)[5]
Norman Schwartz	9/19/2000	5,490	—	—	11.94	9/19/2010	—	—
	2/6/2002	2,072	—	—	28.88	2/6/2012	—	—
	2/5/2003	61,487	—	—	36.00	2/5/2013	—	—
	2/4/2004	62,421	—	—	53.50	2/4/2014	—	—
	2/9/2005	—	1,772	—	62.04	2/9/2010	—	—
	2/9/2005	61,920	13,708	—	56.40	2/9/2015	—	—
	4/3/2006	—	1,587	—	69.30	4/3/2011	—	—
	4/3/2006	47,100	29,813	—	63.00	4/3/2016	—	—
	8/1/2007	15,000	22,500	—	75.00	8/1/2017	7,500	733,950
	6/11/2008	7,500	30,000	—	88.48	6/11/2018	10,000	978,600
	6/10/2009	—	37,000	—	75.38	6/10/2019	12,000	1,174,320
Christine A. Tsingos	2/5/2003	1,500	—	—	35.50	2/5/2013	—	—
	2/4/2004	3,192	—	—	53.75	2/4/2014	—	—
	2/9/2005	4,000	1,000	—	57.49	2/9/2015	—	—
	4/3/2006	3,000	2,000	—	62.47	4/3/2016	—	—
	8/1/2007	1,200	1,800	—	75.32	8/1/2017	600	57,876
	6/11/2008	600	2,400	—	88.00	6/11/2018	800	77,168
	6/10/2009	—	3,000	—	74.27	6/10/2019	1,000	96,460
David Schwartz	9/19/2000	72,500	—	—	11.94	9/19/2010	—	—
	2/6/2002	54,850	—	—	28.88	2/6/2012	—	—
	2/5/2003	8,000	—	—	36.00	2/5/2013	—	—
	2/4/2004	7,608	—	—	53.50	2/4/2014	—	—
	2/9/2005	—	1,773	—	62.04	2/9/2010	—	—
	2/9/2005	8,000	227	—	56.40	2/9/2015	—	—
	4/3/2006	—	1,587	—	69.30	4/3/2011	—	—
	4/3/2006	6,000	2,413	—	63.00	4/3/2016	—	—
	8/1/2007	2,000	3,000	—	75.00	8/1/2017	1,002	98,056
	6/11/2008	1,000	4,000	—	88.48	6/11/2018	1,336	130,741
	6/10/2009	—	5,000	—	75.38	6/10/2019	1,670	163,426

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested (#)[5]
John Goetz	2/6/2002	10,000	—	—	28.61	2/6/2012	—	—
	2/5/2003	10,000	—	—	35.50	2/5/2013	—	—
	2/4/2004	8,000	—	—	53.75	2/4/2014	—	—
	2/9/2005	5,600	1,400	—	57.49	2/9/2015	—	—
	4/3/2006	4,200	2,800	—	62.47	4/3/2016	—	—
	8/1/2007	1,400	2,100	—	75.32	8/1/2017	702	67,715
	6/11/2008	700	2,800	—	88.00	6/11/2018	936	90,287
	6/10/2009	—	3,500	—	74.27	6/10/2019	1,200	115,752

Bradford J. Crutchfield	2/6/2002	4,000	—	—	28.61	2/6/2012	—	—
	2/5/2003	8,000	—	—	35.50	2/5/2013	—	—
	2/4/2004	8,000	—	—	53.75	2/4/2014	—	—
	2/9/2005	5,600	1,400	—	57.49	2/9/2015	—	—
	4/3/2006	4,200	2,800	—	62.47	4/3/2016	—	—
	8/1/2007	1,400	2,100	—	75.32	8/1/2017	702	67,715
	6/11/2008	700	2,800	—	88.00	6/11/2018	936	90,287
	6/10/2009	—	3,500	—	74.27	6/10/2019	1,200	115,752

A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Executive Compensation.”

[1]

Options granted prior to 2002 vest over four years at 25% per year on the yearly anniversary date of the grant. Options granted after January 1, 2002 vest over five years at 20% per year on the yearly anniversary date of the grant.

[2]

The exercise price of Class A and Class B option awards is the closing price of the Company’s Common Stock on the grant date with the exception of ISOs granted to Norman Schwartz and David Schwartz, which are priced at 110% of the closing price as required under the Internal Revenue Code due to their ownership interest in the Company.

[3]

Options granted generally have a ten-year term with the exception of ISOs granted to Norman Schwartz and David Schwartz which are limited to a five-year term as required under the Internal Revenue Code due to their ownership interest in the Company.

[4]	Restricted stock and restricted stock units vest over a five-year period at a rate of 20% per year beginning one year from the grant date.

[5]	Market Value is calculated based on the closing price of the Company’s Common Stock on December 31, 2009, which was $96.46 for Class A shares and $97.86 for Class B shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the actual value received upon exercise of stock options by the named executive officers in 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Norman Schwartz	—	—	5,000	386,850
Christine A. Tsingos	—	—	400	30,662
David Schwartz	—	—	668	51,683
John Goetz	6,338	324,211	468	35,875
Bradford J. Crutchfield	2,000	125,600	468	35,875

[1]	Represents the dollar value realized based on the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the option.

[2]	Represents the dollar value based on the closing price of the Company’s Common Stock on the vesting date.

PENSION BENEFITS

Our named executive officers received no benefits in fiscal 2009 under defined pension or defined contribution plans.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Aside from provisions in our 2003 Stock Option Plan, 2007 Incentive Award Plan and our discretionary severance benefits, which are discussed in the next paragraph, we do not provide any additional payments to named executive officers upon their resignation, termination, retirement or upon a change of control. Our named executive officers do not currently have employment agreements with the Company.

Our 2003 Stock Option Plan provides that in the event of a “change of control”, all option shares will become fully vested and may be immediately exercised by the person who holds the option. Our 2007 Incentive Award Plan provides that in the event of a “change in control”, all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. Our restricted stock and restricted stock unit award agreements currently provide that no such acceleration shall apply when the successor corporation assumes the equity awards or substitutes equivalent rights for such awards. Our severance benefits are discretionary, and may be provided when we terminate an individual’s employment in the normal course of business and the termination is not “for cause.” The following table sets forth values that could have been realized by our named executive officers as of December 31, 2009 upon a change in control of our Company (in the case of accelerated equity) in the event the equity awards were not assumed or substituted by the successor corporation and as a result all unvested equity awards became fully vested, or upon termination of employment of the named executive officers (in the case of estimated severance pay):

Name	Potential Benefits Upon a Change in Control		Potential Post-Termination Benefits
	Intrinsic Value of Accelerated Stock Options ($)[1]	Intrinsic Value of Accelerated Restricted Stock and Restricted Stock Units ($)[2]	Estimated Severance Pay ($)
Norman Schwartz	3,343,923	2,886,870	700,000
Christine A. Tsingos	231,876	231,504	106,346
David Schwartz	420,862	392,223	520,000
John Goetz	295,477	273,753	499,000
Bradford J. Crutchfield	295,477	273,753	403,200

[1]	Intrinsic value is based on the difference between the closing price of the Company’s Common Stock on December 31, 2009 and the exercise price of the option.

[2]	Intrinsic value is based on the closing price of the Company’s Common Stock on December 31, 2009.

DIRECTOR COMPENSATION

Our Board of Director compensation is established by the Chairman of the Board. In 2009 our Human Resources Department provided the Chairman of the Board with statistical information from Equilar, as well as a summary of board of director pay from our peer group (our method of determining our peer group is described in the section titled “Our Process for Setting Executive Compensation” above).

Employee Directors receive no additional compensation for Board service. Non-employee Directors who do not serve on the Audit Committee receive a cash payment of $2,000 per month, and non-employee Directors who serve on the Audit Committee receive a cash payment of $2,625 per month. If the full Board of Directors meets (either in person or by telephone) more than 16 times per year, non-employee Directors receive an additional cash payment of $100 per meeting for each meeting in excess of 16. We pay no other types of meeting fees or committee service retainers to Board members. We do not reimburse any Board members for travel expenses relating to Board meetings. Our Directors received no benefits in fiscal 2009 under defined pension or defined contribution plans. We do not award equity to non-employee Directors. The level of Director compensation did not change during 2009.

The following table provides information about Director compensation during 2009 for those Directors who are not named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[1]	Total ($)
James J. Bennett	24,000	—	—	—	—	0	24,000
Albert J. Hillman	31,500	—	—	—	—	0	31,500
Ruediger Naumann-Etienne	31,500	—	—	—	—	0	31,500
Louis Drapeau	31,500	—	—	—	—	0	31,500
Alice N. Schwartz	24,000	—	—	—	—	0	24,000

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s Chairman and President and Chief Executive Officer. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K and proxy statement.

THE COMPENSATION COMMITTEE*

Albert J. Hillman

*	Louis Drapeau joined the Compensation Committee on March 24, 2010 and did not participate in this report.

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee was established on September 24, 1992, and our Board of Directors adopted its Audit Committee charter on June 7, 2000. Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004 and amended it on July 22, 2009, a copy of which is available at the Investor Relations section of our Web site, www.bio-rad.com. During fiscal year 2009, the Audit Committee was comprised of Albert J. Hillman, Ruediger Naumann-Etienne and Louis Drapeau who were “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. Messrs. Hillman and Naumann-Etienne joined the Audit Committee in October 2001. Mr. Drapeau joined the Audit Committee on February 14, 2007. Mr. Naumann-Etienne resigned from the Audit Committee on December 4, 2009, which left us with only two independent directors serving on the Audit Committee rather than the three independent directors required for compliance with Section 303A.07(a) of the NYSE Listed Company Manual. Ted W. Love, M.D. joined the Audit Committee on March 24, 2010. Dr. Love is an independent director, and we are now compliant with Section 303A.07(a) of the NYSE Listed Company Manual.

On June 10, 2009, we dismissed Deloitte & Touche LLP as our independent auditors based on the recommendation and authorization of our Audit Committee.

Deloitte & Touche LLP’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and December 31, 2007, the review of our consolidated financial statements for the quarterly period ended March 31, 2009, and the subsequent interim period through June 10, 2009, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Deloitte & Touche LLP’s satisfaction would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with their reports and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

On June 10, 2009, we engaged Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2009 based on the recommendation and authorization of our Audit Committee.

In deciding to engage Ernst & Young LLP, our Audit Committee reviewed auditor independence and existing commercial relationships with Ernst & Young LLP, and concluded that Ernst & Young LLP has no commercial relationship with us that would impair its independence.

During the fiscal years ended December 31, 2008 and December 31, 2007, and in the subsequent interim period through June 10, 2009, neither we nor anyone acting on our behalf consulted with Ernst & Young on any of the matters set forth in Item 304(a)(2) of Regulation S-K.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting practices, attesting to the effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2009.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements with management;

•	reviewed and discussed our assessment of internal control over financial reporting with management;

•

discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from Ernst & Young LLP, our independent auditors, required by applicable requirements of the Public Accounting Oversight Board regarding our independent auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: Set forth below are the aggregate fees billed for professional services rendered for the fiscal year ended December 31, 2009 by Ernst & Young LLP and the aggregate fees billed for professional services rendered for the fiscal years ended December 31, 2009 and 2008 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), as compiled on an invoice-date basis.

	2009		2008
	Ernst & Young LLP	Deloitte & Touche	Deloitte & Touche
Audit Fees[1]	$1,662,600	$2,603,100	$8,241,600
Audit-Related Fees[2]	$0	$0	$82,200
Tax Fees[3]	$39,600	$814,100	$1,290,300
All Other Fees[4]	$0	$679,700	$0

[1]

Audit Fees include aggregate fees when billed for professional services rendered in connection with the audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, and the attestation services for the statutory audits of international subsidiaries. Audit Fees in 2009 included approximately $2.1 million and $0.05 million for fees billed for services performed by Deloitte & Touche for 2008 and 2007, respectively. Audit Fees in 2008 included approximately $2.6 million for fees for services performed by Deloitte & Touche for 2007, including services related to the audits of the DiaMed entities.

[2]

Audit-Related Fees in 2008 were for fees billed for services performed by Deloitte & Touche related to the audit of DiaMed Holding AG in connection with our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 14, 2007.

[3]

Tax Fees include aggregate fees billed for professional services rendered in connection with tax planning, international tax compliance and expatriate income taxes. Tax Fees in 2009 included approximately $0.2 million and $0.1 million for 2008 and 2007, respectively, for fees billed for services performed by Deloitte & Touche.

[4]

All Other Fees in 2009 included fees billed by Deloitte & Touche for approximately $0.5 million for enterprise resource planning consulting services and approximately $0.2 million for other miscellaneous consulting services.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” is compatible with maintaining our independent auditors’ independence, and has determined that the provision of such service to us does not compromise the independent auditor’s independence.

THE AUDIT COMMITTEE*

Albert J. Hillman

Louis Drapeau

*	Ted W. Love, M.D. joined the Audit Committee on March 24, 2010 and did not participate in this report.

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports which they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to insiders were complied with.

II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected Ernst & Young LLP, independent public accountants, to serve as our auditors for the fiscal year ending December 31, 2010. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of Ernst & Young LLP. If our stockholders should fail to ratify this proposal, our Board of Directors will consider the selection of another auditing firm.

The Board of Directors recommends that you vote FOR ratification of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2010.

III. OTHER MATTERS

At the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Our annual report for the year ended December 31, 2009, including financial statements, has been mailed, or is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for our annual meeting.

Stockholders of record on March 1, 2010 may obtain copies without charge of our annual report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by contacting:

Bio-Rad Laboratories, Inc.

Attn: Corporate Secretary

1000 Alfred Nobel Drive

Hercules, CA 94547

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, Attention: Secretary, no later than December 3, 2010.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in the Company’s proxy statement, you must submit it in writing to us at the above address by February 16, 2011.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 2, 2010

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors and Proposal — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:	For	Withhold		For	Withhold	+
01 - Louis Drapeau	☐	☐	02 - Albert J. Hillman	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X 0 2 5 1 5 1 2	+

0164WA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 27, 2010

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on March 1, 2010, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 27, 2010 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors and Proposal — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - James J. Bennett	☐	☐	02 - Ted W. Love, M.D.	☐	☐	03 - Alice N. Schwartz	☐	☐

04 - David Schwartz	☐	☐	05 - Norman Schwartz	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X 0 2 5 1 5 1 4	+

0164YB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 27, 2010

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on March 1, 2010, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 27, 2010 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)